SCHEDULE A

Name and Position	Present Principal Occupation	Business Address	Citizenship

Cathy Yanni	Claims Administrator of the Trust	2 Embarcadero Center, Suite 1500, San Francisco CA, 94111	United States

Amanda L. Riddle	Attorney and Partner at Corey, Luzaich, de Ghetaldi & Riddle LLP	700 El Camino Real, Millbrae, CA 94030	United States

Frank M. Pitre	Attorney and Partner at Cotchett, Pitre & McCarthy, LLP	840 Malcolm Road, Suite 200, Burlingame, CA 94010	United States

Douglas Boxer	Attorney and Partner at Law Office of Douglas Boxer	2561 California Park Drive, Suite 100, Chico, CA 95928	United States

Elizabeth Cabraser	Attorney and Partner at Lieff Cabraser Heimann & Bernstein, LLP	275 Battery Street, 29th Floor, San Francisco, CA 94111	United States

Bill Robins	Attorney and Partner at Robins Cloud LLP	808 Wilshire Boulevard #450, Santa Monica, CA 90401	United States

Gerald Singleton	Attorney and Partner at Singleton Law Firm	450 A Street, 5th Floor, San Diego, CA 92101	United States

Steven J. Skikos	Attorney and Partner at Skikos, Crawford, Skikos & Joseph, LLP	1 Sansome Street, Suite 2830, San Francisco, CA 94104	United States

Amy Bach	Attorney and Executive Director at United Policyholders	381 Bush Street, 8th Floor, San Francisco, CA 94104	United States

Michael Kelly	Attorney and Shareholder at Walkup, Melodia, Kelly & Schoenberger	650 California Street, San Francisco, CA 94108	United States

EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including additional amendments thereto) with respect to the Class A Common Stock, par value $0.01 per share, of Select Interior Concepts, Inc., a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Schedule 13D.

Dated: July 10, 2020

PG&E FIRE VICTIM TRUST

By:	/s/ John K. Trotter
Name:	Hon. John K. Trotter (Ret.)
Title:	Trustee

/s/ John K. Trotter
Hon. John K. Trotter (Ret.), solely in his capacity as trustee of the PG&E Fire Victim Trust